UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 17, 2008
Date of Report
(Date of earliest event reported)
MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20425 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices) (ZIP Code)
Registrant’s telephone number, including area code: (301) 944-6600
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure required by Item 1.01 is included in Item 5.02 below and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2008, the Board of Directors (the “Board”) of MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook”) appointed Lord James Blyth of Rowington to the Board and elected him its Vice Chairman.
Lord Blyth recently retired from his role as chairman of Diageo plc, which he held since July 2000. Previously, he served as a non-executive director at Diageo plc since January 1999. He was formerly chief executive and then chairman of The Boots Company PLC. Lord Blyth has held several leadership roles, including chief executive of the Plessey Company and head of defense sales at the United Kingdom Ministry of Defense. He is also a non-executive director of Anixter Inc. in the U.S. and a senior adviser to Greenhill & Co., Inc., where he was previously a vice chairman.
In connection with his new appointment, MiddleBrook entered into a Consulting Agreement (the “Consulting Agreement”), dated October 17, 2008 (the “Effective Date”) with Lord Blyth, which is attached to this Current Report on Form 8-K and is incorporated herein by reference. Pursuant to the Consulting Agreement, Lord Blyth will provide strategic guidance in late-stage development and commercialization of MiddleBrook’s research and development efforts. Lord Blyth is expected to devote three to four days surrounding each in-person Board meeting, or such time that is necessary to successfully discharge his responsibilities. The term of the agreement is for 36 months from the Effective Date.
As compensation for his services under the Consulting Agreement, Lord Blyth will receive an option (the “Option”) under the MiddleBrook Stock Incentive Plan to purchase 470,000 shares of MiddleBrook’s common stock with an exercise price of $1.34 per share, equal to the closing price of MiddleBrook’s common stock on the Nasdaq Global Market on October 16, 2008. The Option will have a term of three years and will 100% vest one month prior to the expiration of the Consulting Agreement. The Board may accelerate the vesting, or terminate the Consulting Agreement prior to the vesting of the Option, at any time in the Board’s sole discretion based on a review of Lord Blyth’s contribution to MiddleBrook. Lord Blyth will not be eligible to participate in any benefit programs that MiddleBrook maintains for its employees. MiddleBrook will not reimburse Lord Blyth for any expenses except for reasonable travel expenses incurred in connection with his performance of his consulting services, unless otherwise agreed by MiddleBrook.
The Consulting Agreement contains customary confidentiality and non-disclosure provisions.
On October 17, 2008, MiddleBrook announced in a press release the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description
10.1	Consulting Agreement, by and between MiddleBrook Pharmaceuticals, Inc. and Lord James Blyth, dated October 17, 2008

99.1	Press Release issued October 17, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: October 23, 2008	By:	/s/ Dave Becker
Dave Becker
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	Consulting Agreement, by and between MiddleBrook Pharmaceuticals, Inc. and Lord James Blyth, dated October 17, 2008

99.1	Press Release issued October 17, 2008

4